Exhibit 10.1

APA CORPORATION

Amendment of Restricted Stock

Unit Award Agreement

APA Corporation (“APA”) sponsors the APA Corporation 2016 Omnibus Compensation Plan (previously entitled to the Apache Corporation 2016 Omnibus Compensation Plan) (the “Plan”). Pursuant to the Plan, “Restricted Stock Units” (as defined in the Plan) have been granted to various “Eligible Persons” (as defined in the Plan) (each, a “Participant”), and APA, pursuant to the terms of the APA Corporation Restricted Stock Unit Award Agreement (“RSU Agreement”) and the Plan, reserved the right to amend the RSU Agreement from time to time. APA, contingent upon and effective as of the date of consummation of the business combination between Altus Midstream Company and BCP Raptor Holdco, LP (the “Effective Date”), exercised that right with respect to only those RSU Agreements granted to a Participant that are grants of Altus Midstream Company RSUs and which are valid and outstanding immediately prior to the Effective Date, as follows:

1. The paragraph discussing Altus Midstream Company in the “Notice” portion of the Grant Notice to the RSU Agreement is replaced in its entirety to provide as follows:

You have been awarded a grant of Altus Midstream Company RSUs in accordance with the terms of the Plan and the Agreement, which RSUs were adjusted on the Adjustment Date (as defined in the Agreement) in accordance with Section 17 of the Agreement to be APA Corporation RSUs.

2. The “Stock” portion of the Grant Notice to the RSU Agreement is replaced in its entirety to provide as follows:

Stock:	The $0.625 par value common stock of APA Corporation.

3. The “Grant” portion of the Grant Notice to the RSU Agreement is amended to add the following immediately preceding the period at the end of such provision:

, adjusted as of the Adjustment Date set forth in Section 17 of the Agreement

4. The “Dividends” portion of the Grant Notice to the RSU Agreement is replaced in its entirety to provide as follows:

Dividends:

The Company will credit each of the Recipient’s RSUs with Dividend Equivalents. For purposes of this Grant, a Dividend Equivalent is an amount equal to the cash dividend payable per share of Stock multiplied by the number of shares of Stock then underlying such outstanding RSUs. Such amount will be credited to a book entry account on Recipient’s behalf at the time (i) prior to Adjustment Date and with respect to the number of RSUs outstanding prior to the Adjustment Date, Altus Midstream Company and (ii) from and after the Adjustment Date and with respect to the number of RSUs outstanding from and after the Adjustment Date, APA Corporation, respectively, pay any cash dividend on their common stock. The Recipient’s rights in any such Dividend Equivalents will vest at the same time as, and only to the extent that, the underlying RSUs vest and will be distributed at the same time in cash (subject to applicable withholdings), and only to the extent, as the related RSUs are to be distributed to the Recipient as provided in the Agreement and to which such Dividend Equivalents apply.

5. Section 1 of the RSU Agreement is replaced in its entirety to provide as follows:

Grant of RSUs. Subject to the provisions of this Agreement and the provisions of the Plan and Grant Notice, the Company shall grant to the Recipient, pursuant to the Plan, a right to receive the number of RSUs set forth in the Recipient’s Grant Notice. The Grant shall give the Recipient the right, upon vesting, to receive an amount in cash equal to the Fair Market Value of an equal number of shares of $0.625 par value common stock of APA Corporation (“Stock”) to that of the number of RSUs set forth in the Recipient’s Grant Notice.

6. A new Section 17 is added to the RSU Agreement immediately after Section 16 to provide as follows:

17. Adjustment to RSUs to Reflect Basis Upon APA Corporation Common Stock. Effective as of the date of the consummation of the business combination between Altus Midstream Company and BCP Raptor Holdco, LP (the “Adjustment Date”), the number of RSUs granted on the Grant Date shall be adjusted to a number of RSUs equal to the following: (i) the number of RSUs granted on the Grant Date multiplied by (ii) the ratio of (A) the Fair Market Value, as of the Adjustment Date, of one share of Class A common stock of Altus Midstream Company to (B) the Fair Market Value, as of the Adjustment Date, of one share of common stock of APA Corporation. Dividend Equivalents shall not be adjusted; instead, Dividend Equivalents accumulated prior to the Adjustment Date shall be frozen as of the Adjustment Date and Dividend Equivalents will thereafter accumulate based on the number of RSUs outstanding following adjustment to the number of RSUs pursuant to the immediately preceding sentence.

EXECUTED this 22nd day of February, 2022.

APA CORPORATION

/s/ Brandy Jones	/s/ David Clay Bretches
Brandy Jones	David Clay Bretches
Vice President, HR